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                                                                    EXHIBIT 99.1

          PATRICK VOGT JOINS VIEWPOINT CORPORATION'S BOARD OF DIRECTORS

NEW YORK, OCTOBER 26, 2004 - Viewpoint Corporation (Nasdaq: VWPT) - a leading provider of Internet graphics and delivery systems - announced today that Sony Corporation's Patrick Vogt is joining Viewpoint's Board of Directors effective immediately. Mr. Vogt is Senior Vice President and Senior General Manager for Sony eSolutions Company LLC, a subsidiary of Sony Corporation of America.

"With his impressive experience in consumer marketing and product and brand development, and his extensive knowledge of Viewpoint technology and its capabilities, Patrick will be an invaluable addition to our board," said Jay Amato, Viewpoint's CEO and president. "We've always been impressed by his acute understanding of how cutting-edge visualization technology is a powerful tool for reaching and influencing consumers. We look forward to tapping into his broad knowledge base as Viewpoint builds on its recent successes."

Patrick Vogt joined Sony Electronics for the second time in June 2003 as Senior Vice President & Senior General Manager, Sony eSolutions Company LLC. His team has responsibility for P&L management for the direct business across all customer segments. In addition he is responsible for Internet Properties Management, Direct Marketing, Web Merchandising, Sales and Operations.

Prior to joining Sony, Mr. Vogt was Hewlett Packard's Vice President & General Manager, Americas eBusiness group & Direct Marketing Group from 2001 to 2003, where his team managed all direct marketing activities and the direct online business for all of North and South America. From 1999 to 2001, Mr. Vogt was General Manager of the Aftermarket Sales Division and Dell Online for Dell Computer Corporation..

In his first tenure at Sony Electronics, Patrick Vogt was Vice President and General Manager of the company's Direct Marketing and Sales Division, where he founded Sony's Direct Business and was responsible for managing the P&L and all functional areas including web development, operations, marketing, advertising, and sales.

"I am gratified to be joining such a talented team," said Patrick Vogt. "I believe that Viewpoint has always been on the leading edge of technology curve. What's more, with the structural and strategic changes I've witnessed firsthand this past year at Viewpoint have put the company in a strong position going into 2005 and beyond. I look forward to contributing in any way I can to future growth and innovation."

Mr. Vogt, a native of Austin, Texas. He received a Bachelor of Science degree from the State University of New York and has an MBA from Iona College, Hagen School of Business.

www.viewpoint.com

ABOUT VIEWPOINT

The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, General Motors, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. Creative Innovator - the Company's next-generation ad deployment and management system - and the Viewpoint Toolbar
- the Vision for the Future of Search - are the latest breakthrough technologies using the full power of the Viewpoint Platform.

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This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission.

Viewpoint is a registered trademark of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2004 Viewpoint Corporation. All rights reserved.